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                                                                       EXHIBIT 5

                                 WMX LETTERHEAD



February 29, 1996


WMX Technologies, Inc.
3003 Butterfield Road
Oak Brook, Illinois 60521

Dear Sirs:

   I am Associate General Counsel for WMX Technologies, Inc., a Delaware corporation (the "Company"), and have acted as such in connection with the proposed filing with the Securities and Exchange Commission expected to be made on or about February 29, 1996 under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering shares of the Company's common stock, par value $1.00 per share (the "Shares"), to be issued in accordance with, and upon the exercise of options granted pursuant to, the WMX Technologies, Inc. 1996 Replacement Stock Option Plan (the "Plan"). In such capacity, I, or attorneys acting under my direction, have examined the Restated Certificate of Incorporation and By-Laws of the Company, the Plan, and such other documents of the Company as I have deemed necessary or appropriate for the purposes of the opinion expressed herein.

   Based upon the foregoing, I advise you that:

   1. The Company is a corporation duly organized and legally existing under the laws of the State of Delaware.

   2. The Company has taken all action necessary to authorize the issuance of the Shares in accordance with the Plan and upon the exercise of options granted pursuant to the Plan.

   3. Such of the Shares as may be issued in accordance with the Plan and upon the exercise of options granted pursuant to the Plan will, upon such issuance, constitute legally issued, fully paid and nonassessable Shares of the Company.

   I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name wherever appearing in the Registration Statement and any amendment thereto. In giving this consent, I do not admit that I am within the category of persons whose consent is required by
Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Thomas A. Witt

Thomas A. Witt
Vice President, Assistant Secretary
 and Associate General Counsel

/lsl